Exhibit 99.1

Lear Accelerates Pace of Share Repurchase Program

and Increases Cash Dividend by 21%

SOUTHFIELD, Michigan, February 7, 2013 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today announced that its Board of Directors has authorized Lear’s management to increase the pace of its $1 billion share repurchase program to $600 million during 2013. In addition, the Board increased the quarterly cash dividend on the Company’s common stock by 21% to $0.17 per share, up from $0.14 per share. The dividend is payable on March 20, 2013 to shareholders of record at the close of business on March 1, 2013.

With the increased pace of stock purchases, the Company now anticipates that the current share buyback program will be completed by no later than the end of 2014. The Company may implement its share repurchases utilizing a variety of methods including open market purchases, accelerated stock repurchase programs and structured repurchase transactions. Share repurchases are subject to the Company’s alternative uses of capital and prevailing financial and market conditions.

“Lear’s Board of Directors remains committed to maximizing shareholder value. The Board believes this goal is best achieved by balancing continued investments in our business, maintaining a strong and flexible balance sheet and returning excess cash to shareholders. Today’s actions are consistent with input we have received from our shareholders,” said Henry D. G. Wallace, Lear’s Non-Executive Chairman.

“We believe increasing our dividend and accelerating the pace of our share repurchases at a time when our shares are undervalued and the longer term outlook for our business is positive will drive increasing shareholder value,” said Matt Simoncini, Lear President and Chief Executive Officer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of our joint ventures; competitive conditions impacting

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the Company and its key customers and suppliers; disruptions to the Company’s information technology systems; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carry forwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 113,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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